EXHIBIT 10.3


                              CONSULTING AGREEMENT

     THIS CONSULTING AGREEMENT ("AGREEMENT") IS ENTERED BETWEEN NATIONAL SCIENTIFIC CORPORATION AND SAM H. CARR, OR THE LIMITED LIABILITY CORPORATION ESTABLISHED BY MR. CARR FOR THIS PURPOSE, EFFECTIVE THIS 1ST DAY OF AUGUST, 2002. "NSC," OR "COMPANY" AS USED IN THIS AGREEMENT MEANS NATIONAL SCIENTIFIC CORPORATION. "CONTRACTOR" OR "CARR" AS USED IN THIS AGREEMENT MEANS SAM H. CARR OR THE LIMITED LIABILITY CORPORATION ESTABLISHED BY MR. CARR FOR THIS PURPOSE.

     For good and valuable consideration, as set forth herein, the parties agree as follows:

     1. DISPLACEMENT OF EXISTING CONTRACTS: This Agreement supersedes and entirely revokes, abrogates, and displaces any and all existing agreements between the parties hereto regarding compensation for services rendered to the Company, other than the Settlement and Release Agreement of July 31, 2002.

     2. POSITION AND DUTIES OF CONTRACTOR: As of the effective date of this Agreement, Carr is retained by NSC in the position of Financial Services Contract Executive. Carr will perform such duties as are assigned by the Company Board consistent with that position, which may vary from time to time, or any other position he may subsequently assume with NSC, and will devote his full knowledge, skills, attention, and efforts to the business of the Company. These duties are detailed in Attachment A, "Specific Duties and Compensation," and are subject to change as at a later time if both parties agree to such changes in writing.

     3. TERM OF AGREEMENT: The term of this Agreement will be through December 31, 2002, from the effective date of this Agreement, unless sooner terminated in accordance with the provisions set forth herein. The contract will automatically renew for another 12 month period at that time, unless the Company provides Carr with 90 calendar days written notice of intent to terminate this Agreement prior to December 31, 2002.


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     4.  COMPENSATION & SPECIFIC DUTIES:  For his services under this Agreement,
Carr will receive the Compensation listed in Attachment A, "Specific Duties and Compensation"

     5. EXPENSES: NSC will reimburse Carr for all reasonable business expenses incurred and documented in compliance with Company policy and procedure.

     6. EXTERNAL COVENANTS AND RESTRICTIONS: Carr certifies that he is under no restrictive covenant or similar obligation by reason of a prior employment or other relationship. Carr agrees not to undertake, during his service with NSC, any external obligation that would materially restrict his ability to perform his duties under this Agreement.

     7. OWNERSHIP OF WORK PRODUCT: Carr acknowledges and agrees that the nature of his services to NSC and its clients/customers may have involved and continue to involve development and/or improvement of technology, systems, formulas, processes, procedures, computer-software programs, other programs, and related documentation.

     a. Carr agrees that all new or improved technology, systems, formulas, processes, procedures, computer-software programs, other programs, and related documentation that Carr has or has had any part in developing or improving are, will be and remain the sole and exclusive property of NSC, and that Carr has acquired and will acquire no right, title, or interest therein. Carr further agrees to execute any and all documents necessary for NSC to secure and protect its interest in any such technology, systems, formulas, processes, procedures, computer-software programs, other programs, and related documentation, including but not limited to documents related to non-disclosure, patents, licenses, or copyrights, whether of any state, federal, or foreign government.

     b. Carr further acknowledges and expressly agrees that all files, records, lists, books, literature, correspondence, documents, services, products and data of any type whatsoever, and in whatever form, including electronically or digitally stored data, related to or used in the conduct of the business of NSC, its customers/clients, or


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          prospective customers/clients are and will remain the property of NSC.
          Carr agrees that, upon termination of this agreement for any reason whatsoever, he will surrender and deliver to NSC all such information and materials, and, to the extent any such material is electronically or digitally stored on a computer or another medium, any remaining copies of information surrendered or delivered to NSC will be permanently deleted from any computer or other means of storage in NSC's possession.

     8. CONFIDENTIAL INFORMATION: Carr acknowledges that, in the course of his service with NSC, he has acquired, used and added to, and will be acquiring, using, and adding to Confidential Information of a special and unique nature and value. Carr acknowledges and understands that NSC is in a highly competitive business and that its success depends in significant part on maintaining a competitive advantage. Carr acknowledges and understands that NSC maintains and uses Confidential Information to gain and maintain such a competitive advantage.

     a. For the purposes of this Agreement, "Confidential Information" is that which is not routinely disclosed by the management or Board of Directors of NSC in response to inquiries and is not readily obtainable elsewhere. "Confidential information" includes but is not limited to information related to the business, operations, assets, systems, plans, products, contracts, procedures, processes, documentation, computer programs, or software products of NSC and/or its customers or clients and any information about the development or improvement of any technology by NSC and/or its customers or clients. Information obtained by Carr in the course of his previous work with NSC or service under this Agreement is Confidential Information unless it is in the public domain. Information which is in the public domain through sources other than Contractor is not Confidential Information.

     b. Carr agrees he will not, during or after his service under this agreement, disclose any Confidential Information to any person(s) without the express written permission of NSC except as such disclosures may be reasonably necessary in carrying out his duties for NSC.

     c. Carr acknowledges and agrees that any disclosure of Confidential Information by him will constitute a material breach of this Agreement


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          and be cause for immediate  termination of this Agreement and may give rise to other legal liabilities for Contractor and remedies for NSC.

     9. AGREEMENT NOT TO COMPETE: Carr acknowledges that, in addition to Confidential Information to which he has had access and will have access during the course of his service under this agreement, he will be given the opportunity to develop and maintain relationships on behalf of NSC with employees of NSC and with existing and future customers and prospective customers and clients of NSC. Carr agrees that during the term of this Agreement and any extension thereof and for a period of one (1) year after termination of this Agreement, he will not, directly or indirectly, as owner, partner, principal, shareholder, director, investor, lender, officer, agent, or in any other capacity:

     a. solicit, divert, or accept business from any person or entity that was a current or prospective customer or client of NSC at any time during the one-year period before termination of this Agreement, or

     b. employ or solicit for employment any person who was an employee of NSC at any time during the one-year period before termination of this Agreement.

     c. For purposes of this Agreement, a "prospective" customer or client is one that, at any time during the one-year period before termination of this Agreement, received a proposal from NSC or whose business was demonstrably solicited by NSC.

     10. TERMINATION OF AGREEMENT:  This Agreement will terminate as provided in
Section 3 unless  sooner  terminated  by any of the  following  events.

     a. This Agreement will terminate at any time upon mutual written agreement of NSC and Carr, in accordance with the terms of that mutual agreement.

     b. This Agreement will terminate upon a filing for the liquidation, dissolution or bankruptcy of NSC. In the event of such a termination, Carr will be entitled only to compensation earned on or before the final date of the contract termination.

     c.   This Agreement will terminate on the date of Carr' death.


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     d.   Carr may terminate this Agreement  without cause upon thirty (30) days written notice to NSC. In the event of such termination, Carr will be entitled only to compensation earned on or before the final date of this service.

     e. NSC may terminate this Agreement at any time without cause upon written notice to Carr, but will pay a penalty of approximately six months of compensation to do so. In the event of such termination, NSC will pay Carr $90,000 as liquidated damages for this termination, payable $15,000 on the first of each month for six months following such termination.

     f. Notwithstanding any other provision hereof, NSC may terminate this Agreement and for cause at any time upon written notice to Carr, specifying the cause for termination. "Cause for termination" is defined as any of the following: repeated neglect of duties; failure to comply with lawful instructions; fraud; theft; habitual drunkenness or substance abuse; unethical business conduct; conviction of a felony; any act or failure to act that would constitute a felony if prosecuted pursuant to applicable criminal statutes; any material breach of this Agreement; any willful or repeated material violation of company policy; or failure to comply with applicable federal or state statute or regulations regarding trading Company stock. In the event of termination for cause, Carr will be entitled only to compensation earned on or before the final date of Agreement termination, including liquidated damages of $6,000, payable within fifteen (15) days of such termination.

     11. SCOPE AND MODIFICATION OF AGREEMENT: Neither party has relied on any statement or representation by the other party or any representative of the other party that is not expressly stated in this Agreement. Changes or amendments to this Agreement are of no effect unless in writing signed by both parties.

     12. PROHIBITION OF ASSIGNMENT: This Agreement is personal to Carr. Neither party can assign the performance of obligations hereunder to any third party. Notwithstanding that, the parties' rights under this Agreement inure to the benefit of their respective successors, heirs, and assigns.


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     13.  SEVERABILITY:  The provisions  herein entitled  Position and Duties of
Contractor, Compensation, Expenses, Termination, and Prohibition of Assignment are not severable. All other provisions herein are severable. The ruling of any court or arbitrator of competent jurisdiction that any severable provision is void, voidable, or otherwise unenforceable shall have no effect on the validity and enforceability of any other provision.

     14. CHOICE OF LAW: This Agreement is to be construed and interpreted in accordance with the laws of Arizona, except as those laws may be preempted by federal law, and without regard to choice of laws rules. No action involving this Agreement may be brought except as provided in Sections 18 below, and no court action challenging the enforceability of Section 18 may be brought except in a state or federal court located in Phoenix, Maricopa County, Arizona.

     15. WAIVER: Waiver by either party of any breach under this Agreement shall not operate as a waiver of any subsequent breach of the same or any other provision of this Agreement.

     16. NOTICES: Any notice required under this Agreement shall be sufficient if given in writing and sent by registered mail to the below address of the party to be noticed.

          National Scientific Corporation                     Sam H. Carr
          14455 N Hayden Road                          6811 E. Mescal St.
          Suite 202                            Scottsdale, Arizona  85254
          Scottsdale, Arizona 85260

     17. ARBITRATION OF CLAIMS AND DISPUTES: Except as otherwise expressly provided in this Agreement, any civil claim which arises out of or relates in any way to this Agreement, to the parties' previous contract(s), or to the relationship between the parties shall be settled by exclusive, binding, and final arbitration in Phoenix, Arizona, in accordance with Rules, and under the auspices, of the American Arbitration Association. This includes but is not limited to claims arising under the common law of contract or tort, discrimination claims, and all claims arising under any federal, state, county,

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or municipal constitution,  charter,  statute, rule, or regulation.  THE PARTIES
EXPRESSLY AGREE TO FOREGO ANY RIGHT TO TRIAL BY A JUDGE AND/OR JURY IN FAVOR OF FINAL, BINDING, AND EXCLUSIVE ARBITRATION.

     18. RIGHT TO INJUNCTIVE RELIEF: Notwithstanding the parties' agreement to arbitrate any and all civil claims that may arise from this Agreement, their prior contract(s), or the relationship between them, Carr acknowledges and agrees that any breach or threatened breach of Sections 8 or 9 will cause NSC irreparable harm and entitle NSC to such injunctive relief as may be necessary to prevent such a breach by Carr and/or any person acting for or with him. This right to injunctive relief is in addition to and without limitation of any other rights, remedies, or damages available to NSC under this Agreement or at law or in equity. Carr shall reimburse NSC its costs and reasonable attorney's fees incurred in obtaining such injunctive relief.

     19. DAMAGES FOR BREACH: NSC's liability for damages to Carr (in addition to the $90,000 payment required in paragraph 10(e) above) for NSC'S wrongful termination of this Agreement or any other breach thereof shall not exceed the amount of actual damages proven and, in any case, shall not exceed the amount of compensation and expenses Carr did not receive and would have received had he completed the then-current Period of this Agreement.

     20. INDEPENDENT CONTRACTORS. The parties are independent contractors. Each will bear its own costs and expenses incurred in connection with this Agreement. Neither party has the authority to bind the other to any third party agreement, except as may be mutually agreed upon in a separate writing. In no event shall either party be liable for any debts of the other party to its customers or other creditors unless provided for in this Agreement or in a separate writing.

     21. LEGAL COUNSEL: The parties agree that they have read and understand the terms of this Agreement and that they have had ample opportunity to seek the counsel of their own attorneys before executing this Agreement.

     22.  EXECUTION  IN   COUNTERPARTS:   This  Agreement  may  be  executed  in
counterparts with the same effect as if the parties had signed the same document. The counterparts shall be construed together and shall constitute one Agreement.


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Executed this date, August 1, 2002, in Scottsdale, Arizona,

     National Scientific Corporation          Sam H.Carr

By:  /s/ Michael A. Grollman             By:  /s/ Sam H. Carr
     -------------------------------          ----------------------------------

Its: Chief Executive Officer
     -------------------------------




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                                  ATTACHMENT A

    SPECIFIC DUTIES AND COMPENSATION AS FINANCIAL SERVICES CONTRACT EXECUTIVE

SPECIFIC DUTIES:

1.   Carr  will  oversee  the  financial   operations  of  NSC,   including  the
     preparation of financial statements and routine periodic filings required to comply with SEC requirements. With regard to these periodic filings, Carr will coordinate reviews and revisions as necessary with independent professionals such as securities attorneys and auditors.

2.   Consult  with  the  Board  and  management  about  financing   options  and
     facilitate their implementation or execution.

3. Report as requested to the Board regarding the financial condition of the Company.

4.   Oversee the  accounting  functions  and  employee(s)  to ensure  proper and
     accurate   financial   reporting  in  compliance  with  Generally  Accepted
     Accounting  Principles.

5.   Coordinate  with  NSC's   independent   auditor  to  ensure  a  smooth  and
     non-disruptive  annual audit.

6. Facilitate the financial modeling and business planning of NSC as needed for projects or business planning as requested by the Board.

7.   Perform  as a  financial  representative  for NSC  with  external  business
     associates  in  proposal   meetings,   sales  meetings  or  other  business
     gatherings requiring financial representation.


COMPENSATION:

Compensation:

1. Monthly Direct Cash Payment for approximately 160 hours/month of service at $15,000 per month, payable bi-monthly in appears. The initial payment will be August 15, 2002. Carr will be allowed the equivalent of 160 business hours (i.e. four weeks) per annum as compensated time away from NSC. Carr agrees to defer $3,000 of the Monthly Direct Cash Payment to curb the demand on the Company's cash flow. It is understood that when the cash position of the Company improves, the deferred amounts will be paid. However, regardless of the Company's cash position, the amount of deferred Monthly Direct Cash Payments must be paid to Carr upon his written demand.

2. Monthly Cash Payment for Administrative Costs incurred by Carr of $2,083, payable bi-monthly in arrears. The initial cash payment for Monthly Cash



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     Payment  for  Administrative  Costs  will be August  15,  2002.  Any future reduction  in COBRA  insurance  payments,  which make up a component of the
     Administrative   Costs  will   reduce  the   Monthly   Cash   Payment   for
     Administrative Costs directly.

3. For the duration of this Agreement, Carr will be granted, according to the following schedule, additional fully vested options to purchase common stock in the Company each time the Rolling Average Closing Price for the most recent ten business days reaches or surpasses a previously-unattained Whole Dollar Value above the Initial Average Closing Price.

     (1) For each Whole Dollar Value reached or surpassed between $4.00 per share and $15.00 per share, inclusive, Carr will be granted an option to purchase Seventy-Five Thousand (75,000) shares at the Whole Dollar Value reached or surpassed.

     (2) For each Whole Dollar Value reached or surpassed between $16.00 per share and $30.00 per share, inclusive, Carr will be granted an option to purchase Thirty Thousand (30,000) shares at the Whole Dollar Value reached or surpassed.

     (3) For each Whole Dollar Value reached or surpassed between $31.00 per share and $50.00 per share, inclusive, Carr will be granted an option to purchase Ten Thousand (10,000) shares at the Whole Dollar Value reached or surpassed.



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